UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 20, 2005


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                           PARAGON TECHNOLOGIES, INC.
                 (Exact Name of Issuer as Specified in Charter)

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           DELAWARE                      1-15729                22-1643428
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


                  600 KUEBLER ROAD, EASTON, PENNSYLVANIA 18040
                    (Address of Principal Executive Offices)


                                 (610) 252-3205
              (Registrant's Telephone Number, Including Area Code)


          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act


[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act


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This Current Report on Form 8-K is filed by Paragon Technologies, Inc., a
Delaware corporation ("Paragon" or the "Company"), in connection with the matters described herein.


Item 1.01     Entry Into a Material Definitive Agreement

On September 1, 2005, the Company and The QTX Group entered into a consulting agreement (the "Agreement") pursuant to which The QTX Group will allow Mr. Joel
L. Hoffner to provide consulting services to the Company. Pursuant to the terms of the agreement, Mr. Hoffner will provide consulting services related to the corporate development of the Company. He will receive $90,000 per year as compensation for his services and is entitled to reimbursement for all reasonable and necessary out-of-pocket expenses directly incurred by him during the course of his engagement with the Company. The term of the Agreement will extend from September 1, 2005 until August 31, 2007, and, thereafter shall be automatically renewed for successive one month terms unless terminated by either party upon five days written notice.

As more fully described below, on September 20, 2005, the Board of Directors of the Company, upon the recommendation of the Board's Nominating Committee, unanimously voted to elect Mr. Hoffner as a Director of the Company to fill the vacancy created by the resignation of Mr. Steven Shulman on August 8, 2005. Mr. Hoffner, age 61, previously served as Vice President of Product Management (June 1992 - June 1995), Vice President of Engineering (May 1987 - January 1988), and Director of Engineering (July 1985 - May 1987) at SI Handling Systems, Inc., a Paragon predecessor Company. He has also served as CEO and founder of SI/BAKER, INC., a joint venture between the Company and Automated Prescription Services, Inc. that provided order fulfillment systems to the mail order pharmacy market. Mr. Hoffner has been a consultant to SI Handling Systems, Inc. and Paragon for various marketing and business evaluation assignments during the last ten years.

A copy of the Agreement governing the terms of Mr. Hoffner's relationship with the Company is attached hereto as Exhibit 10.1


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 20, 2005, the Board of Directors (the "Board") of the Company, upon the recommendation of the Board's Nominating Committee, unanimously voted to elect Mr. Joel L. Hoffner as a Director of the Company to fill the vacancy created by the resignation of Mr. Steven Shulman on August 8, 2005. Mr. Hoffner will serve as a director of the Company until the 2006 Annual Meeting of Stockholders of the Company, or until his successor has been elected and qualified. The Company has not yet determined the committees of the Board on which Mr. Hoffner will serve. Mr. Hoffner is not related to any (i) director or executive officer of the Company, (ii) persons nominated or chosen by the Company to become directors or executive officers, (iii) beneficial owner of more than 5% of the Company's securities, or (iv) to any immediate family members of any such persons.

As described above, on September 1, 2005, the Company and The QTX Group entered in a consulting agreement pursuant to which The QTX Group will allow Mr. Hoffner to provide consulting services to the Company. As a result of Mr. Hoffner's role as a consultant to the Company, he will not be deemed an independent member of the Company's Board of Directors.

During the last ten years, Mr. Hoffner was President of E&E Corporation and is currently the Managing Director of The QTX Group. Both companies provide consultative due diligence and enterprise evaluation services to investment banking institutions worldwide, to process and manufacturing industries, and to warehousing and distribution operations.



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Mr. Hoffner is a cum laude graduate of Lehigh University with a B.S. in
Electrical Engineering and a native resident of Bethlehem, Pennsylvania.


A copy of the press release announcing the election of Mr. Hoffner as a Director of the Company is attached hereto as Exhibit 99.1.


Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(c)  Exhibit No.     Description
     ----------      -----------

        10.1 Consulting Agreement dated September 1, 2005 by and between Paragon Technologies, Inc. and The QTX Group.
        99.1         Press Release of Paragon Technologies, Inc. dated
                     September 21, 2005.















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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PARAGON TECHNOLOGIES, INC.



Date:  September 21, 2005                   By:   /s/  Leonard S. Yurkovic
                                                 --------------------------
                                                  Leonard S. Yurkovic
                                                  President and CEO
















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                                Index of Exhibits
                                -----------------


(c)  Exhibit No.       Description

       10.1* Consulting Agreement dated September 1, 2005 by and between Paragon Technologies, Inc. and The QTX Group.
       99.1*           Press Release of Paragon Technologies, Inc. dated
                       September 21, 2005.

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* Filed herewith